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EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the use in this Registration Statement on Form S-4 of Great Plains Software, Inc. of our report dated June 25, 1999 relating to the financial statements and financial statement schedule of Great Plains Software, Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP
Minneapolis, Minnesota
May 11, 2000

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CONSENT OF INDEPENDENT ACCOUNTANTS